Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-145063 on Form S-3 and in Registration Statement Nos. 33-58909, 33-53235, 33-64077, 333-13605, 333-120670, 333-118207, 333-124537, 333-140559, 333-140561, and 333-140562 on Form S-8 of our reports dated February 21, 2008, relating to the financial statements and financial statement schedule of PPG Industries, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption as of January 1, 2007 of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109” and, as of December 31, 2006 Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”) and the effectiveness of PPG Industries Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania February 21, 2008